Exhibit 32.1

CERTIFICATION

Each of the undersigned hereby certifies, in accordance with 18 U.S.C. 1350, as adopted pursuant to Section 906 of the Sarbanes-Oxley Act of 2002, in his capacity as an officer of Legato Systems, Inc. (“Legato”), that, to his knowledge, the Quarterly Report of Legato Systems, Inc. on Form 10-Q for the period ended June 30, 2003, fully complies with the requirements of Section 13(a) or 15(d) of the Securities Exchange Act of 1934 and that the information contained in such report fairly presents, in all material respects, the financial condition and results of operation of Legato Systems, Inc.

By:	/s/ DAVID B. WRIGHT
David B. Wright Chairman, President and Chief Executive Officer

By:	/s/ ANDREW J. BROWN
Andrew J. Brown Chief Financial Officer

Date: July 30, 2003